Exhibit 99.1
Rexford Industrial Announces Third Quarter 2025 Financial Results

Los Angeles, California — October 15, 2025 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the third quarter of 2025.

Third Quarter 2025 Financial and Operational Highlights
•Net income attributable to common stockholders of $87.1 million, or $0.37 per diluted share, as compared to $65.1 million, or $0.30 per diluted share, for the prior year quarter.
•Company share of Core FFO of $141.7 million, an increase of 9.0% as compared to the prior year quarter.
•Company share of Core FFO per diluted share of $0.60, an increase of 1.7% as compared to the prior year quarter.
•Total Portfolio NOI of $188.9 million, an increase of 2.9% as compared to the prior year quarter.
•Same Property Portfolio NOI increased 1.9% and Same Property Portfolio Cash NOI increased 5.5% as compared to the prior year quarter.
•Same Property Portfolio ending occupancy of 96.8%, an increase of 60 basis points as compared to the prior quarter.
•Average Same Property Portfolio occupancy of 96.5%.
•Executed 3.3 million square feet of new and renewal leases. Comparable rental rates increased by 26.1%, compared to prior rents, on a net effective basis and by 10.3% on a cash basis.
•Executed 844,854 square feet of leases related to the Company’s repositioning and redevelopment projects.
•Sold three properties for a total sales price of $53.6 million, generating a weighted average unlevered IRR to the Company of 14.3%.
•Repurchased 3,883,845 shares of common stock at a weighted average price of $38.62 per share for a total of $150.0 million.
•Increased 2025 Core FFO per diluted share guidance to a range of $2.39-$2.41, up $0.01 at the midpoint.
•Ended the quarter with a low-leverage, flexible balance sheet measured by a Net Debt to Enterprise Value ratio of 23.2% and Net Debt to Adjusted EBITDAre of 4.1x.

“Rexford Industrial’s strong third quarter results demonstrate the Company’s ability to drive value for shareholders,” said Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “We executed 3.3 million square feet of leasing, including 845,000 square feet of recently repositioned or redeveloped properties. With 1.9 million square feet of positive net absorption, our team continues to execute at a high level, delivering upon our value creation initiatives and outperforming the broader infill market. Our strategic disposition program funded $150 million of accretive share repurchases, underscoring our commitment to disciplined capital allocation and to delivering durable near- and long-term growth for shareholders.”

Financial Results

The Company reported net income attributable to common stockholders for the third quarter of $87.1 million, or $0.37 per diluted share, compared to $65.1 million, or $0.30 per diluted share, for the prior year quarter. For the nine months ended September 30, 2025, net income attributable to common stockholders was $268.9 million, or $1.16 per diluted share, compared to $203.5 million, or $0.94 per diluted share, for the prior year period. Net income for the nine months ended September 30, 2025 includes $86.1 million of gains on sale of real estate, as compared to $18.0 million for the prior year period.

The Company reported its share of Core FFO for the third quarter of $141.7 million, representing a 9.0% increase compared to $130.0 million for the prior year quarter. The Company reported Core FFO of $0.60 per diluted share, representing an increase of 1.7% compared to $0.59 per diluted share for the prior year quarter. For the nine months ended September 30, 2025, Company share of Core FFO was $422.4 million, representing a 10.3% increase compared to $383.1 million for the prior year period. For the nine months ended September 30, 2025, the Company reported Core FFO of $1.82 per diluted share, representing an increase of 2.8% compared to $1.77 per diluted share for the prior year period.

In the third quarter of 2025, the Company’s Total Portfolio NOI and Cash NOI increased 2.9% and 6.0%, respectively, compared to the prior year quarter. For the nine months ended September 30, 2025, the Company’s Total Portfolio NOI and Cash NOI increased 7.7% and 10.4%, respectively, compared to the prior year period.

In the third quarter of 2025, the Company’s Same Property Portfolio NOI and Cash NOI increased 1.9% and 5.5%, respectively, compared to the prior year quarter. For the nine months ended September 30, 2025, the Company’s Same Property Portfolio NOI and Cash NOI increased 1.3% and 4.9%, respectively, compared to the prior year period.

Operating Results

	Q3 2025 Leasing Activity
			Releasing Spreads(1)(2)
	# of Leases Executed	SF of Leasing	Net Effective	Cash
New Leases	69	2,361,131	25.6%	10.9%
Renewal Leases	54	904,014	26.5%	9.9%
Total Leases	123	3,265,145	26.1%	10.3%

(1)Net effective and cash rent statistics only include leases in which there is comparable lease data. Please see the Company’s supplemental financial reporting package for additional detail.
(2)The net effective and cash releasing spreads for new leases include a 504,016-square-foot lease at 1601 Mission Boulevard with a net effective and cash releasing spread of 68.2% and 42.8%, respectively. Excluding this lease, the net effective and cash releasing spreads for total leases are 22.2% and 7.1%, respectively.

As of September 30, 2025, the Company’s Same Property Portfolio ending occupancy was 96.8%. Average Same Property Portfolio occupancy for the third quarter was 96.5%. The Company’s total portfolio, excluding value-add repositioning and redevelopment assets, was 97.3% occupied and 97.3% leased. The Company’s total portfolio, including value-add repositioning and redevelopment assets, was 91.8% occupied and 92.5% leased. The Company’s improved land and industrial outdoor storage (IOS) sites, totaling approximately 8.4 million square feet or 191.9 acres, were 97.8% leased as of September 30, 2025.

Transaction Activity

During the third quarter of 2025, the Company executed 11 leases totaling 844,854 square feet of repositioning and redevelopment projects. Year to date, the repositioning and redevelopment leasing totals 1,528,532 square feet across 20 leases.

During the third quarter of 2025, the Company stabilized seven repositioning and redevelopment projects, totaling 586,435 square feet, representing a total investment of $270.6 million. The projects achieved a weighted average unlevered stabilized yield of 4.4% on total investment.

Year to date, the Company stabilized 14 repositioning and redevelopment projects, totaling 1,477,292 square feet, which represent a total investment of $492.0 million. The projects achieved a weighted average unlevered stabilized yield of 5.8% on total investment.

During the third quarter of 2025, the Company disposed of three properties for an aggregate sales price of $53.6 million, including one transaction not previously disclosed. These transactions, totaling 151,760 square feet, generated a weighted average unlevered IRR to the Company of 14.3%.

•15715 Arrow Highway, Irwindale, in the Los Angeles–San Gabriel Valley submarket, for $21.6 million, or $264 per square foot. The low-coverage, specialized research and development property, totaling 76,000 square feet, which had been initially slated for redevelopment in 2026, was instead sold to the in-place tenant. The transaction generated an unlevered IRR to the Company of 17.1%.

Year to date, the Company disposed of six properties, totaling 488,145 square feet, for an aggregate sales price of $187.6 million, generating a weighted average unlevered IRR to the Company of 12.6%.

The Company has an additional $160 million of dispositions under contract or accepted offer. These transactions are subject to customary due diligence and closing conditions; as such, there is no guarantee the Company will close on these transactions. The Company currently has no acquisitions under contract or accepted offer.

Balance Sheet
The Company ended the third quarter of 2025 with $1.6 billion of total liquidity, including $249.0 million in unrestricted cash on hand, $65.5 million in restricted cash and $1.245 billion available under its unsecured revolving credit facility.

During the third quarter of 2025, the Company repurchased 3,883,845 shares of its common stock under its stock repurchase programs at a weighted average price of $38.62 per share for a total cost of $150.0 million. In addition, the Company's Board of Directors authorized a new $500.0 million stock repurchase program, which supersedes and replaces the prior $300.0 million program. As of September 30, 2025, $450.0 million remained available under the $500 million program.

During the third quarter of 2025, the Company repaid its $100.0 million unsecured senior note bearing interest at 4.29% with cash on hand.

As of September 30, 2025, the Company had $3.3 billion of outstanding debt, with an average interest rate of 3.7%, and no floating rate debt exposure. The average term-to-maturity of the Company’s outstanding debt is 3.5 years with no significant debt maturities until 2027.

Dividends

On October 13, 2025, the Company’s Board of Directors authorized a dividend in the amount of $0.43 per share for the fourth quarter of 2025, payable in cash on January 15, 2026, to common stockholders and common unit holders of record as of December 31, 2025.

On October 13, 2025, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on December 31, 2025, to preferred stockholders of record as of December 15, 2025.

Guidance

The Company is updating its full year 2025 guidance as indicated below. Please refer to the Company’s supplemental information package for a complete detail of guidance and the 2025 Guidance Rollforward.

2025 Outlook (1)	Q3 2025 Updated Guidance	Q2 2025 Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.44 - $1.46	$1.38 - $1.42
Company share of Core FFO per diluted share	$2.39 - $2.41	$2.37 - $2.41
Same Property Portfolio NOI Growth — Net Effective	0.75% - 1.25%	0.75% - 1.25%
Same Property Portfolio NOI Growth — Cash	3.75% - 4.25%	2.25% - 2.75%
Average Same Property Portfolio Occupancy (Full Year) (2)	+/- 96.0%	95.5% - 96.0%
General and Administrative Expenses (3)	+/- $82M	+/- $82M
Net Interest Expense	+/- $105M	+/- $107M

(1)2025 Guidance represents the in-place portfolio as of September 30, 2025, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)As of September 30, 2025, our 2025 Same Property Portfolio consisted of 288 properties totaling 37.9 million rentable square feet, representing approximately 80% of third quarter 2025 total portfolio NOI.
(3)2025 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $38.3 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, tariffs, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Updated Earnings Presentation

The Company’s supplemental financial reporting package as well as an earnings presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call

A conference call with executive management will be held on Thursday, October 16, 2025, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 5314484.
1 (800) 715-9871 (for domestic callers)
1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation over the long term. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. As of September 30, 2025, Rexford Industrial’s high-quality, irreplaceable portfolio comprised 420 properties with approximately 50.9 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table, which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2025 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2025 Estimate
	Low	High
Net income attributable to common stockholders	$1.44	$1.46
Company share of depreciation and amortization	1.28	1.28
Company share of gains on sale of real estate	(0.36)	(0.36)
Company share of FFO	$2.36	$2.38
Add: Core FFO adjustments(1)	0.03	0.03
Company share of Core FFO	$2.39	$2.41
(1)Core FFO adjustments consist of (i) acquisition expenses, (ii) debt extinguishment and modification expenses, (iii) amortization of the loss on termination of interest rate swaps, (iv) severance costs and (v) other nonrecurring expenses.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2025 Same Property Portfolio is a subset of our total portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through September 30, 2025, and excludes (i) properties that were acquired or sold during the period from January 1, 2024 through September 30, 2025, and (ii) properties acquired prior to January 1, 2024 that were classified as repositioning/redevelopment (current and future) or lease-up during 2024 and 2025 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of September 30, 2025, our 2025 Same Property Portfolio consisted of buildings aggregating 37.9 million rentable square feet at 288 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Stabilization Date — Repositioning/Redevelopment Properties: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.

Net Debt to Enterprise Value: As of September 30, 2025, we had consolidated indebtedness of $3.3 billion, reflecting a net debt to enterprise value of approximately 23.2%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our Net Debt is defined as our consolidated indebtedness less cash and cash equivalents.

Net Debt to Adjusted EBITDAre: Calculated as Net Debt divided by annualized Adjusted EBITDAre. We calculate Adjusted EBITDAre as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, non-cash stock-based compensation expense, gain (loss) on debt extinguishment and debt modification expenses, acquisition expenses, impairments of right of use assets, the pro-forma effects of acquisitions and dispositions and other nonrecurring expenses. We believe that Adjusted EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. In addition, we believe Adjusted EBITDAre is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because Adjusted EBITDAre is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, Adjusted EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. Adjusted EBITDAre should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate Adjusted EBITDAre differently than we do; accordingly, our Adjusted EBITDAre may not be comparable to such other Equity REITs’ Adjusted EBITDAre. Adjusted EBITDAre should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to Adjusted EBITDAre is set forth below in the Financial Statements and Reconciliations section.

Contact

Mikayla Lynch
Director, Investor Relations and Capital Markets
(424) 276-3454
mlynch@rexfordindustrial.com

Financial Statements and Reconciliations
Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Land	$7,774,737	$7,822,290
Buildings and improvements	4,607,202	4,611,987
Tenant improvements	194,405	188,217
Furniture, fixtures, and equipment	132	132
Construction in progress	475,072	333,690
Total real estate held for investment	13,051,548	12,956,316
Accumulated depreciation	(1,119,746)	(977,133)
Investments in real estate, net	11,931,802	11,979,183
Cash and cash equivalents	248,956	55,971
Restricted cash	65,464	—
Loan receivable, net	123,589	123,244
Rents and other receivables, net	15,727	15,772
Deferred rent receivable, net	181,439	161,693
Deferred leasing costs, net	82,227	67,827
Deferred loan costs, net	7,391	1,999
Acquired lease intangible assets, net	154,931	201,467
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	2,804	8,942
Other assets	31,522	26,964
Total Assets	$12,851,008	$12,648,218
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,249,733	$3,345,962
Interest rate swap liability	1,626	—
Accounts payable, accrued expenses and other liabilities	153,558	149,707
Dividends and distributions payable	103,913	97,823
Acquired lease intangible liabilities, net	122,870	147,473
Tenant security deposits	91,835	90,698
Tenant prepaid rents	85,114	90,576
Total Liabilities	3,808,649	3,922,239
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at September 30, 2025 and December 31, 2024 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at September 30, 2025 and December 31, 2024 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 232,810,406 and 225,285,011 shares outstanding at September 30, 2025 and December 31, 2024, respectively	2,328	2,253
Additional paid in capital	8,993,439	8,601,276
Cumulative distributions in excess of earnings	(474,813)	(441,881)
Accumulated other comprehensive loss	(515)	6,746
Total stockholders’ equity	8,676,115	8,324,070
Noncontrolling interests	366,244	401,909
Total Equity	9,042,359	8,725,979
Total Liabilities and Equity	$12,851,008	$12,648,218

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUES
Rental income	$246,757	$238,396	$737,146	$682,359
Management and leasing services	118	156	392	444
Interest income	6,367	3,291	17,498	10,709
TOTAL REVENUES	253,242	241,843	755,036	693,512
OPERATING EXPENSES
Property expenses	57,879	54,867	168,438	154,254
General and administrative	20,037	20,926	59,657	60,213
Depreciation and amortization	81,172	69,241	239,100	203,415
TOTAL OPERATING EXPENSES	159,088	145,034	467,195	417,882
OTHER EXPENSES
Other expenses	4,218	492	6,701	2,204
Interest expense	25,463	27,340	79,452	70,423
TOTAL EXPENSES	188,769	172,866	553,348	490,509
Debt extinguishment and modification expenses	—	—	(291)	—
Gains on sale of real estate	28,583	1,745	86,101	18,013
NET INCOME	93,056	70,722	287,498	221,016
Less: net income attributable to noncontrolling interests	(3,137)	(2,952)	(10,046)	(9,399)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	89,919	67,770	277,452	211,617
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: earnings attributable to participating securities	(519)	(395)	(1,650)	(1,222)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$87,086	$65,061	$268,859	$203,452
Net income attributable to common stockholders per share – basic	$0.37	$0.30	$1.16	$0.94
Net income attributable to common stockholders per share – diluted	$0.37	$0.30	$1.16	$0.94
Weighted-average shares of common stock outstanding – basic	234,587	218,760	232,720	216,857
Weighted-average shares of common stock outstanding – diluted	234,587	219,133	232,720	216,994

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy
	September 30,
	2025	2024	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	96.7%	97.5%	(80) bps
Orange County	98.7%	99.3%	(60) bps
Riverside / San Bernardino County	95.4%	97.2%	(180) bps
San Diego County	98.3%	95.8%	250 bps
Ventura County	94.3%	92.3%	200 bps
Same Property Portfolio Weighted Average Occupancy	96.5%	97.2%	(70) bps

Ending Occupancy:	96.8%	96.9%	(10) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 3Q-2025 and June 2025 (for 3Q-2025) and the end of each month in 3Q-2024 and June 2024 (for 3Q-2024).

Same Property Portfolio NOI and Cash NOI

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Rental income	$194,202	$190,107	$4,095	2.2%	$573,711	$563,695	$10,016	1.8%
Property expenses	43,998	42,668	1,330	3.1%	127,326	122,980	4,346	3.5%
Same Property Portfolio NOI	$150,204	$147,439	$2,765	1.9%	$446,385	$440,715	$5,670	1.3%
Straight line rental revenue adjustment	(3,776)	(7,763)	3,987	(51.4)%	(11,709)	(22,502)	10,793	(48.0)%
Above/(below) market lease revenue adjustments	(5,081)	(5,727)	646	(11.3)%	(15,082)	(18,198)	3,116	(17.1)%
Same Property Portfolio Cash NOI	$141,347	$133,949	$7,398	5.5%	$419,594	$400,015	$19,579	4.9%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$93,056	$70,722	$287,498	$221,016
General and administrative	20,037	20,926	59,657	60,213
Depreciation and amortization	81,172	69,241	239,100	203,415
Other expenses	4,218	492	6,701	2,204
Interest expense	25,463	27,340	79,452	70,423
Debt extinguishment and modification expenses	—	—	291	—
Management and leasing services	(118)	(156)	(392)	(444)
Interest income	(6,367)	(3,291)	(17,498)	(10,709)
Gains on sale of real estate	(28,583)	(1,745)	(86,101)	(18,013)
Net operating income (NOI)	$188,878	$183,529	$568,708	$528,105
Straight line rental revenue adjustment	(8,164)	(11,441)	(20,599)	(28,376)
Above/(below) market lease revenue adjustments	(5,254)	(6,635)	(20,228)	(21,494)
Cash NOI	$175,460	$165,453	$527,881	$478,235

NOI	$188,878	$183,529	$568,708	$528,105
Non-Same Property Portfolio rental income	(52,555)	(48,289)	(163,435)	(118,664)
Non-Same Property Portfolio property expenses	13,881	12,199	41,112	31,274
Same Property Portfolio NOI	$150,204	$147,439	$446,385	$440,715
Straight line rental revenue adjustment	(3,776)	(7,763)	(11,709)	(22,502)
Above/(below) market lease revenue adjustments	(5,081)	(5,727)	(15,082)	(18,198)
Same Property Portfolio Cash NOI	$141,347	$133,949	$419,594	$400,015

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$93,056	$70,722	$287,498	$221,016
Adjustments:
Depreciation and amortization	81,172	69,241	239,100	203,415
Gains on sale of real estate	(28,583)	(1,745)	(86,101)	(18,013)
Funds From Operations (FFO)	$145,645	$138,218	$440,497	$406,418
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: FFO attributable to noncontrolling interests(1)	(4,906)	(5,389)	(15,262)	(15,987)
Less: FFO attributable to participating securities(2)	(713)	(566)	(2,191)	(1,718)
Company share of FFO	$137,712	$129,949	$416,101	$381,770

Company Share of FFO per common share – basic	$0.59	$0.59	$1.79	$1.76
Company Share of FFO per common share – diluted	$0.59	$0.59	$1.79	$1.76

FFO	$145,645	$138,218	$440,497	$406,418
Adjustments:
Acquisition expenses	161	6	263	114
Debt extinguishment and modification expenses	—	—	291	—
Amortization of loss on termination of interest rate swaps	—	59	—	177
Non-capitalizable demolition costs	—	—	365	1,127
Severance costs(3)(4)	2,728	—	4,410	—
Other nonrecurring expenses(4)	1,259	—	1,259	—
Core FFO	$149,793	$138,283	$447,085	$407,836
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: Core FFO attributable to noncontrolling interest(1)	(5,045)	(5,391)	(15,485)	(16,035)
Less: Core FFO attributable to participating securities(2)	(734)	(567)	(2,225)	(1,725)
Company share of Core FFO	$141,700	$130,011	$422,432	$383,133

Company share of Core FFO per common share – basic	$0.60	$0.59	$1.82	$1.77
Company share of Core FFO per common share – diluted	$0.60	$0.59	$1.82	$1.77

Weighted-average shares of common stock outstanding – basic	234,587	218,760	232,720	216,857
Weighted-average shares of common stock outstanding – diluted	234,587	219,133	232,720	216,994
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into OP units. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Includes costs associated with workforce reduction and workforce reorganization.
(4)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
(Unaudited and in thousands)

Three Months Ended September 30, 2025
Net income	$93,056
Interest expense	25,463
Depreciation and amortization	81,172
Gains on sale of real estate	(28,583)
EBITDAre	$171,108
Stock-based compensation amortization	10,485
Acquisition expenses	161
Other nonrecurring expenses	1,259
Pro forma effect of dispositions(1)	(389)
Adjusted EBITDAre	$182,624

(1)Represents the estimated impact on third quarter 2025 EBITDAre of third quarter 2025 dispositions as if they had been sold as of July 1, 2025.